Mpower Communications Finalizes Acquisition of ICG's
                      California Business and Fiber Network

ROCHESTER, NY--JANUARY 3, 2005 -- Mpower Holding Corporation (AMEX: MPE), the parent company of Mpower Communications Corp., a leading provider of broadband Internet access and telephone services to business customers, today announced that it has finalized the acquisition of ICG Communications, Inc.'s California customer base and network assets.

Mpower has acquired ICG's California retail and wholesale customer segments, its statewide self-healing SONET fiber network with fully-survivable metropolitan fiber rings in six major metropolitan markets, and 128 on-net fiber-lit commercial buildings.

"We fully expect the addition of a wholesale customer base and sales motion and the expansion of our product portfolio with private line and IP Hosted PBX will further accelerate Mpower's organic growth capabilities," stated Mpower Chairman and Chief Executive Officer Rolla P. Huff. "In addition, with a statewide SONET fiber network complementing our existing deep and dense network of switches and collocation facilities, we believe Mpower now has the most extensive facilities-based CLEC network in California. As a result, we believe Mpower is one of the few CLECs positioned to generate cash by layering revenue streams onto our network. Given the current regulatory environment, we are taking a disciplined approach to pursuing additional value creation opportunities by partnering with ISPs, IXCs and other CLECs."

About Mpower Holding Corporation
Mpower Holding Corporation (AMEX:MPE) is the parent company of Mpower Communications, a leading facilities-based broadband communications provider offering a full range of private line, data, telephony, Internet access and Web hosting services for business customers and carriers. Further information about the company can be found at www.mpowercom.com http://www.mpowercom.com.


Forward-Looking Statements
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower cautions investors that certain statements contained in this press release that state our and/or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader that these forward-looking statements are not historical facts and are only estimates or predictions. Actual results, including projections with respect to Mpower's future operating performance and the revenues and operating income generated by the business acquired from ICG may differ materially from those projected as a result of risks and uncertainties including, but not limited to, our ability to retain ICG customers and to increase revenues from the acquired ICG business, our ability to effectively integrate the ICG business into our operations, unexpected costs of integrating the ICG business into our operations, future sales growth, changes in federal or state telecommunications regulations, market acceptance of our product and service offerings, the liquidity of our common stock, our ability to secure adequate financing or equity capital to fund our operations and network expansion, our ability to manage growth and maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, the effect of regulatory decisions on our access charges and operating costs, changes in technology, price competition and other market conditions and risks detailed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.